Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The ESAB Group, Inc. 401(k) Retirement Savings Plan
North Bethesda, Maryland

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-264047) of ESAB Corporation of our report dated June 12, 2024, relating to the financial statements and supplemental schedule of The ESAB Group, Inc. 401(k) Retirement Savings Plan which appear in this Form 11-K for the year ended December 31, 2023.

/s/ BDO USA, P.C.
Denver, Colorado

June 12, 2024